EXHIBIT 10(K)


                                    AGREEMENT

         This Agreement is effective as of July 1, 1999 by and between Diamond Leasing and Management Corp ("Diamond"), a New Jersey corporation, Dominion Resources, Inc a Delaware corporation ("Dominion") and Resort Club, Inc. ("Resort") a New Jersey corporation. The purpose of this Agreement is to set forth the terms and conditions applicable to certain of the legal rights and duties as between the Parties with respect to (i) the Loans from Diamond/Dominion to Resort; (ii) the rights and duties under a certain Security Agreement between; and (iii) the rights if any of Resort as the Settlor under a certain Trust k/a the Resort Club Inventory Trust to be executed as effective as of July 15, 1999..

         Now, therefore, in consideration of that purpose and for good and valuable consideration had and received, Diamond, Dominion and Resort agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND USAGE
                              ---------------------

1.01    Definitions
        -----------

         As used in this Agreement, the following terms have the meanings given to them in this Section 1.01.

         (a) "Agreement" means this Agreement including its Schedules and Exhibits.

         (b) "Amenities" means the Amenities as defined under certain agreements between Resort and Angel Projects LLC, ("Angel") a New York limited liability company all dated on or about October 15, 1997 as defined under the Plan or Reorganization of GAR, Inc, which agreements are incorporated hereunder by reference as if set forth more fully hereunder as subsequently assigned in writing to Great Gorge Resort, Inc.. Said Amenities shall include but are not limited to the (i) "Excess Passes" as defined under the said Angel Agreements,
             (ii) "Campground Lease" as defined under the said Angel Agreements and (iii) the "Kiosks" as defined under the said Angel Agreements.


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         (c) "Applicable Law" means any law, rule, regulation, order, decree or other requirement having the force of law and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

         (c) "Diamond and/or Dominion Loan" means all loans and or obligations owed with accrued interest from Resort Club, Inc ("Resort") to Diamond and/or Dominion as set forth under the Loan and Security Agreement and any Notes issued pursuant thereto and/or as reflected on open book accounts of the parties.

         (d) "Equitable Principles" means (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights, and (ii) general principles of equity, including the possible unavailability of the remedy of specific performance and injunctive and other equitable relief.

         (c) "Exhibit(s)" means the Exhibit(s) attached to this Agreement and made a part hereof as if set forth more fully hereunder.

         (d) "Party" or "Parties" means Diamond, Dominion and/or Resort.

         (e) "Person(s)" means any natural person, Governmental Authority, corporation, partnership, limited liability company, joint venture, association, or other entity of any kind.

         (f) "Security Agreement" means the Security Agreement executed between Resort and Diamond and/or Dominion under date of July 1, 1999 which agreement is incorporate hereunder by reference as if set forth more fully hereunder.

         (g) "Settlor" means Resort under the Trust Agreement.

         (h) "Trust Agreement" mean the Trust Agreement k/a the Resort Club Inventory Trust dated July 15, 1999 between Resort as the Settlor and John Davey as Trustee and Resort Club Fulfilment Corporation as manager which agreement is incorporate hereunder by reference as if set forth more fully hereunder.

         (i) "Trust" mean the Trust as created under Trust Agreement.

         (j) "Trustee" means John Davey as designated under the Trust Agreement.



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1.02    Additional terms.
        ----------------

         All definitions as set forth under the agreements incorporated hereunder by reference except where in conflict are incorporated herein by reference as if set forth more fully hereunder except to the extent that they may be inconsistent with the terms as used in the within Agreement in which event the terms hereof shall govern.

1.03    Usage
        -----

         Terms used in the singular in Section 1.01 may be used in the plural. Similarly, terms defined in the plural may be used in the singular. Unless the context of the Agreement clearly requires otherwise: (i) references to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (ii) references to one gender shall include all genders; (iii) "including" is not limiting; (iv) "or" has the inclusive meaning represented by the phrase "and/or"; (v) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vi) article, section, clause, paragraph, Exhibit, and Schedule references are to this Agreement unless otherwise specified; (vii) references to any agreement (including this Agreement), document or instrument (but excluding all agreements, documents, and instruments set forth on the Exhibits and Schedules attached hereto) means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (viii) general or specified references to any Applicable Law, means such Applicable Law as amended, modified, codified, or reenacted, in whole or in part, and in effect from time to time, unless the effect thereof is to reduce, limit, or otherwise prejudicially affect any obligation or any right, power or remedy hereunder, in which case such amendment, modification, codification, or re-enactment will not, to the maximum extent permitted by Applicable Law, form part of this Agreement and is to be disregarded for purposes of the construction and interpretation hereof.

                                   ARTICLE II

                       RIGHTS AND DUTIES AND CONSIDERATION
                       -----------------------------------

2.1      Agreement
         ---------


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         By execution hereof the executing Parties shall be bound by all the terms and conditions hereof.

2.2      Amenities
         ---------

         2.2.1 Any and all Excess Passes, rights to Kiosks and the Campground ----- Lease not required for use by the Trust and/or Resort shall be deemed transferred fully and absolutely to Diamond for the consideration as hereunder specified.

2.3      Rights of Resort under Trust Agreement
         --------------------------------------

         2.3.1 All rights of Resort as the Settlor under the Trust Agreement to ----- be executed effective as of July 15, 1999 and in particular but not limited to the right of the Settlor of said Trust to remove, change remove or replace the Trustee as provided for under
               Article X of the Trust Agreement and all rights of the Settlor under Articles X and XI of said Trust Agreement are hereby assigned irrevocably and forever to Diamond as of the effective date of said Trust Agreement.

2.4      Consideration
         -------------

         2.3.1 In exchange for the covenants as set forth hereunder
         ----- Diamond/Dominion agree at to loan from time to time if circumstance requires monies for the continued operation of Resort not to exceed the sum of $50,000. Any additional amount required to b loaned shall be at the sole discretion of Diamond/Dominion. In addition Diamond/Dominion do hereby release and forgive the sum of $500,000 of debt due and owing from Resort as of the effective date hereof.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

3.1      Corporate Organization.
         ----------------------

a. All Participants who are corporations are a corporation duly organized, validly existing and in good standing under the laws of the State of their incorporation..

3.2      Authorization.
         -------------

a. All Parties/Participants have full corporate power and authority to enter into this

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         Agreement and to carry out the transactions contemplated hereby and thereby. All Parties' board of directors have taken all action required by law, their certificates of incorporation and bylaws or otherwise authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.


b. This Agreement is a valid and binding agreement of the Parties enforceable in accordance with its terms except that such enforcement may be limited by Equitable Principles.

3.3 No Violation, Neither the execution and delivery of this Agreement or any of the related Documents nor the consummation of the transaction contemplated hereby or thereby will violate any provisions of the Parties certificates of incorporations or bylaws, or violate, or be in conflict with, or constitute a default under, or result in the termination of, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement to which the Parties are a party or by which the Parties are bound, or violate any statute or law or any judgment, decree, order regulation, or rule of any governmental or quasi-governmental authority.

3.4 Broker and Finders. None of the Parties/Participants nor any of their officers, directors, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders fees in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

         MISCELLANEOUS.


4.1. Notices. All notices, requests, consents or other communications permitted or required under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, or when sent via fax and first class mail, to the following:

                If to DOMINION:
                                                     355 Madison Avenue
                                                     Morristown, NJ 07960

                If to DIAMOND                        355 Madison Avenue
                                                     Morristown, NJ 07960

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                If to RESORT                         POB 1307
                                                     McAfee, NJ 07960


provided, however, if any Party shall have designated a different addressee by notice, then to the last addressee so designated.

4.2. Assignment. This Agreement shall be binding and inure to the benefit of the successors and assigns of each of the Parties hereto, but no rights, obligations, duties or liabilities of either Party may be assigned without the prior written consent of the other, which shall not be unreasonably withheld.

4.3. Entire Agreement. This Agreement represents the entire agreement and understandings between the Parties with respect to the transactions contemplated herein; provided, however, that the Parties may, by agreement, extend the time of any performance of any obligations of the Parties hereto. This Agreement supersedes all prior agreements, understandings, arrangements, covenants, representations or warranties, written or oral, by any officer, employee or representative of either Party dealing with the subject matter hereof.

4.4. Waiver. Waiver by any of the Parties of any breach or of a failure to comply with any provision of this Agreement shall not constitute, or be construed as, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any provision of this Agreement.

4.5. Amendment. This Agreement may only be terminated or amended in writing by duly authorized representatives or officers of the Parties.

4.6. Expenses. Each Party shall be responsible for its own expenses incurred in connection with the preparation of this Agreement, the performance of its obligations hereunder and with the consummation of the transactions contemplated hereby, except as otherwise expressly provided in this Agreement.



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         a. In the event of default by any party that party shall bear the reasonable costs, expenses and attorneys fees of the non-defaulting party incurred with respect to any litigation required to enforce the terms hereof.

4.7. Third Parties. Nothing contained in this Agreement is intended to or shall be construed to confer upon or give to any person, firm, corporation, association or trust other than the Parties/Participants hereto and their respective permitted successors and assigns, any claims, rights, or remedies under or by reason of this Agreement.

4.8. Headings. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

4.9. Counterparts. More than one counterpart of this Agreement may be executed by the Parties, and each fully executed counterpart shall be deemed an original.

4.10. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

4.11 Further Assurances. At the Closing and from time to time after the Closing, for no further consideration, the Parties shall perform all such other action and shall execute, acknowledge and deliver all such assignments, transfers, consents and other documents as the other Party or its counsel may reasonably request to carry out the intent of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers the day and year first above written.

Resort Club, Inc.                      .   Diamond Leasing and Management
                                           Corporation

By Christina Riker, President              By /s/Joseph R. Bellantoni, President
  ---------------------------                 ----------------------------------



                                           Dominion Resources, Inc.


                                           By /s/Joseph R. Bellantoni, President
                                              ----------------------------------



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